As filed with the Securities and Exchange Commission on July 11, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT
Under The Securities Act of 1933

SM&A

(Exact name of registrant as specified in its charter)

California	33-0080929
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4695 MacArthur Court, Eighth Floor
Newport Beach, California 92660
(949) 975-1500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

SM&A
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

CATHY L. WOOD
Executive Vice President,
Chief Financial Officer and Corporate Secretary
SM&A
4695 MacArthur Court, Eighth Floor
Newport Beach, CA 92660
(949) 975-1550
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas A. Waldman
Bingham McCutchen LLP
355 South Grand Avenue, Suite 4400
Los Angeles, CA 90071
(213) 680-6400

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of each class of	Amount	Maximum	Maximum	Amount of
securities to be	to be	Offering Price	Aggregate	Registration
registered	Registered	Per Share(1)	Offering Price	Fee
Common Stock	100,000	$ 8.79	$ 879,000	$ 103.46

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based on the average of the high and low sales prices of the Company’s Common Stock on July 6, 2005, as reported on the NASDAQ National Market.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Item 8. Exhibits.
SIGNATURES
Index To Exhibits
EXHIBIT 5.1
EXHIBIT 23.2

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     Pursuant to General Instruction E to Form S-8 regarding the registration of additional securities, SM&A (the “Company”) hereby incorporates herein by reference the contents of the Registration Statements of the Company on Form S-8 filed with the Securities and Exchange Commission on December 4, 2000 (Registration No.333-51174), June 6, 2001 (Registration No. 333-62412), September 10, 2002 (Registration No. 333-99411), and June 30, 2003 (Registration No. 333-106674)with respect to the Company’s Employee Stock Purchase Plan.

Item 8. Exhibits.

5.1	Opinion of Bingham McCutchen.
23.1	Consent of Bingham McCutchen (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on page II-2 and II-3).

II-1

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, State of California, on July 8, 2005.

SM&A a California corporation
By:	/s/ CATHY L. WOOD
Cathy L. Wood
Executive Vice President, Chief Financial Officer and Corporate Secretary

     We, the undersigned directors and officers of SM&A, do hereby constitute and appoint Steven S. Myers and Cathy L. Wood our true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for us and in our name, place and stead, in any and all capacities to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended (the “Securities Act”) and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act, with all exhibits thereto and other documents in connection therewith, and we do hereby ratify and confirm all that said attorneys-in-fact and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ STEVEN S. MYERS	Chairman of the Board and Chief	July 8, 2005
Executive Officer (Principal
Steven S. Myers	Executive Officer)

/s/ CATHY L. WOOD	Executive Vice President, Chief	July 8, 2005
Financial Officer and Corporate
Cathy L. Wood	Secretary (Principal Financial Officer and Principal Accounting Officer)

/s/ WILLIAM C. BOWES	Director	July 8, 2005

William C. Bowes

/s/ DWIGHT L. HANGER	Director	July 8, 2005

Dwight L. Hanger

/s/ J. CHRISTOPHER LEWIS	Director	July 8, 2005

J. Christopher Lewis

/s/ JOSEPH B. REAGAN	Director	July 8, 2005

Joseph B. Reagan

/s/ ROBERT RODIN	Director	July 8, 2005

Robert Rodin

/s/ JOHN P. STENBIT	Director	July 8, 2005

John P. Stenbit

/s/ ROBERT J. UNTRACHT	Director	July 8, 2005

Robert J. Untracht

II-2

Index To Exhibits

Sequentially
Numbered
Exhibit	Description
5.1	Opinion of Bingham McCutchen.
23.1	Consent of Bingham McCutchen (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
24.1	Powers of Attorney (included on page II-2).